Exhibit 10.84
FIRST AMENDMENT TO
$10,000,000 CREDIT FACILITY
AMENDED AND RESTATED CREDIT AGREEMENT
As of January 13, 2010
by and among
AKORN, INC. and AKORN (NEW JERSEY), INC.,
as Borrowers,
THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS CREDIT PARTIES
EJ FUNDS LP
for itself, as a Lender and as the Agent for all Lenders,
THE OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO
as Lenders
(amending the Amended and Restated Credit Agreement
dated as of August 17, 2009)

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This First Amendment to the Amended and Restated Credit Agreement (this “Amendment”) is entered into as of January 13, 2010, by and among Akorn, Inc., a Louisiana corporation (“Akorn”), Akorn (New Jersey), Inc., an Illinois corporation (“Akorn NJ”; together with Akorn, each a “Borrower” and together the “Borrowers”), the other Persons party hereto that are now or hereafter designated as a “Credit Party”, EJ Funds LP, a Delaware limited partnership (successor to General Electric Capital Corporation, a Delaware corporation (“GE Capital”) and herein, in its individual capacity, “EJ Funds”) as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender, and such Lenders.
W I T N E S S E T H:
     WHEREAS, Borrowers the Agent and each of the Lenders are parties to that Amended and Restated Credit Agreement dated August 17, 2009 (the “Credit Amendment”);
     WHEREAS, the Lenders have agreed to amend the Credit Agreement to reflect certain modifications to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Definitions. Capitalized terms used and not otherwise defined in this First Amendment are used as defined in the Credit Agreement.
          2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
          a) Section 4.1 is hereby amended by deleting the last sentence thereof in its entirety and substituting in lieu thereof the following: “Upon request of the Agent, the Borrowers shall make available to the Agent and each Lender in detail reasonably satisfactory to the Agent and the Lenders:”.
          b) Subsections 4.1(a)-(c) are amended by eliminating the first phrase of each subsection.
          c) Section 4.2. is hereby amended by eliminating it in its entirety and replacing it with: “Certificates; Other Information. Upon request of the Agent, the Borrowers shall make available to the Agent and each Lender in detail reasonably satisfactory to the Agent and the Lenders:”.
          d) Subsections 4.2(a)-(f) and (l)-(n) are amended by eliminating the first phrase of each subsection.
          e) Subsection 4.2(g) is amended by eliminating the first phrase of the subsection and by eliminating the last phrase of the subsection.

          f) Subsection 4.2(h) is amended by eliminating it in its entirety and replacing it with: “upon request of the Agent;”.
          g) Subsections 4.2 (i) and (j) are amended by eliminating the first phrase of each subsection, and replacing it with: “upon request of the Agent;”.
          h) Section 6.1 is hereby deleted in its entirety.
          i) Section 6.2 is hereby deleted in its entirety.
          j) Section 6.3 is hereby amended and restated as follows, “Minimum Liquidity. The Credit Parties shall maintain positive Liquidity at all times on or after April 1, 2010. “Liquidity” shall be calculated in the manner set forth in Exhibit 4.2(b).
          k) Section 11.1 is amended by eliminating “EBITDA” and “Fixed Charge Coverage Ratio” from the Defined Terms.
          l) Exhibit 4.2(b) Compliance Certificate is hereby deleted in its entirety and replaced with the attached Amended Exhibit 4.2(b).
          m) Subsection 9.18 is hereby amended to reflect that any legal action or proceeding with respect to any Loan Document or this Amendment may be brought in the courts of the State of Illinois, or of the United States of America for the Northern District of Illinois.
          3. Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:
               a. Loan Documents. Each Borrower, each Lender and the Agent shall have signed a counterpart of this First Amendment (whether the same or different counterparts) and shall have delivered the same to the Agent.
               b. Closing Documents. The Agent shall have received all documents required by this First Amendment satisfactory in form and substance to the Agent in its exclusive discretion.
               c. Waivers. The Lenders and the Agent hereby waive each and every Event of Default existing or occurring on or before this Amendment Effective Date and any event, fact or circumstance which could have constituted an Event of Default under the Credit Agreement or any other Loan Document, all of which are being waived in connection with this First Amendment.
          4. Choice of Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.
          5. Full Force and Effect. Except as specifically amended or waived hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.
          6. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          7. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Amendment.
Signatures on Following Pages

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

AKORN, INC.

By:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

AKORN (NEW JERSEY), INC.

By:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

EJ FUNDS LP, as the Agent and as a Lender
By:	EJ Financial Enterprises, Inc.
Its:	General Partner

By:
John N. Kapoor
President

EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Akorn, Inc.
Date:           , 20___
     This Compliance Certificate (this “Certificate”) is given by Akorn, Inc., a Louisiana corporation (the “Borrower Representative”), pursuant to subsection 4.2(b) of that certain Amended and Restated Credit Agreement dated as of August 17, 2009 among Borrower Representative, Akorn (New Jersey), Inc. (together with Borrower Representative, the “Borrowers”), the other Credit Parties party thereto, EJ Funds LP, as administrative agent (in such capacity, “Agent”), and as a Lender, and the additional Lenders party thereto (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     The officer executing this Certificate is a Responsible Officer of the Borrower Representative and as such is duly authorized to execute and deliver this Certificate on behalf of Borrowers. By executing this Certificate, such officer hereby certifies to Agent and Lenders on behalf of Borrowers, that:
     (a) the financial statements delivered with this Certificate in accordance with subsection 4.1(a), 4.1(b) and/or 4.1(c) of the Credit Agreement are correct and complete in all material respects and fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrowers and their Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);
     (b) to the best of such officer’s knowledge, each Credit Party and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by them, and such officer had not obtained knowledge of any Default or Event of Default [except as specified on the written attachment hereto];
     (c) if the date as of the date of this Certificate is on or after April 1, 2010, Exhibit A hereto is a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement; and
     (d) since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:
1. changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                                                                ;

2. acquired the assets of, or merged or consolidated with or into, any Person, except as follows:                                                                ; or
3. changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:                                                                                                          .
     IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by one of its Responsible Officers this ___day of                     , 20___.

AKORN, INC., as Borrower
Representative

By:
Its:

Note: Unless otherwise specified, all financial covenants are calculated for Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

Covenant 6.3 Minimum Liquidity
For purposes of Covenant 6.3, Liquidity is defined as follows:

The “Borrowing Base” (as calculated pursuant to the Borrowing Base Certificate) then in effect from time to time	$

Less: Such Reserves as may be imposed by Agent in its reasonable credit judgment but not reflected in the Borrowing Base Certificate	$

Plus: Available cash and Cash Equivalents in bank accounts and investment accounts in which the Agent has a first priority perfected Lien	$

Less: The aggregate outstanding principal amount of the Revolving Credit Exposure:	$

Liquidity as of the date of measurement	$

Required Minimum Liquidity	$

In Compliance	Yes/No

Covenant 6.4 Maximum Capital Expenditures
For purposes of Covenant 6.4, Capital Expenditures are defined as follows:

The aggregate of all expenditures and obligations, for the relevant test period set forth in Section 6.4 of the Credit Agreement, which should be capitalized under GAAP	$

Less: Net Proceeds from Dispositions and/or Events of Loss which Borrower is permitted to reinvest pursuant to subsection 1.8(c) and which are included above

Less: To the extent included above, expenditures financed with cash proceeds from Excluded Equity Issuances

Capital Expenditures

Permitted Capital Expenditures (including carry forward of $______ from prior period)

In Compliance	Yes/No